Exhibit 99.1
Mannatech Reports Second Quarter 2019 Financial Results

(FLOWER MOUND, Texas) August 7, 2019 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its second quarter of 2019.

Second Quarter Results
Second quarter net sales for 2019 were $40.7 million, a decrease of $4.4 million, or 9.8%, as compared to $45.1 million in the second quarter of 2018. For the three months ended June 30, 2019, our net sales declined 5.5% on a constant dollar basis (see Non-GAAP Financial Measures, below), as compared to the same period in 2018.

Net income was $2.0 million, or $0.81 per diluted share, for the second quarter 2019, as compared to a net loss of $0.4 million, or $0.14 per diluted share, for the second quarter 2018, which included approximately $0.2 million in non-recurring costs related to the corporate office move in our loss from operations.

Gross profit as a percentage of sales decreased to 80.1% for the three months ended June 30, 2019, as compared to 82.0% for the same period in 2018 due to increased inventory write-offs.

Commission and incentives as a percentage of net sales was 40.0% for the three months ended June 30, 2019, as compared to 42.8% for the same period in the prior year.

For the three months ended June 30, 2019, overall selling and administrative expenses decreased by $1.2 million to $8.4 million, as compared to $9.6 million for the same period in 2018.  The decrease in selling and administrative expenses consisted of a $0.6 million decrease in marketing costs associated with management's decision to conduct Mannafest as a regional event instead of an international event, a $0.4 million decrease in stock-based compensation expense and a $0.3 million decrease in distribution and warehouse costs, which was partially offset by a $0.2 million increase in payroll costs related to an increase in bonus accruals.

Other operating costs, which include professional fees, travel and entertainment, bad debt, credit card processing fees and other miscellaneous operating expenses, decreased by $2.5 million, or 31.6%, for the three months ended June 30, 2019, as compared to the same period in 2018. The decrease in operating costs was primarily due to a $1.1 million decrease in travel and entertainment costs associated with management's decision to conduct Mannafest as a regional event instead of an international event, a $0.7 million decrease in office expenses due to the corporate office relocating during 2018, and a $0.3 million decrease in legal and consulting fees.

The approximate number of new and continuing active independent associates and preferred customers who purchased our packs or products or paid associate fees during the twelve months ended June 30, 2019 and 2018 were approximately 175,000 and 202,000, respectively. Recruitment of new independent associates and preferred customers decreased 5.9% during the three months ended June 30, 2019, as compared to the same period in 2018.  The number of new independent associate and preferred customer positions held by individuals in our network for the three months ended June 30, 2019 was approximately 20,084, as compared to 21,353 for the same period in 2018.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, which reconcile net income (loss), as reported to net earnings, as adjusted. This presentation isolates the effects of some items that vary from period to period without any correlation to core operating performance and eliminates certain items that management believes do not reflect the Company’s operations and underlying operational performance. Please see Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted).

Safe Harbor statement

Forward-looking statements generally can be identified by the use of phrases or terminologies such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “hopes,” “potential,” and “continues” or other similar words or the negative of such terminology.

We caution readers that such forward-looking statements are subject to certain events, risks, uncertainties, and other factors and speak only as of today. We also refer our readers to review our SEC submissions.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

ASSETS	June 30, 2019 (unaudited)	December 31, 2018
Cash and cash equivalents	$25,023	$21,845
Restricted cash	1,451	1,514
Accounts receivable, net of allowance of $740 and $770 in 2019 and 2018, respectively	126	106
Income tax receivable	128	291
Inventories, net	13,336	12,821
Prepaid expenses and other current assets	2,663	3,361
Deferred commissions	2,672	2,449
Total current assets	45,399	42,387
Property and equipment, net	5,958	5,860
Construction in progress	657	904
Long-term restricted cash	5,296	7,225
Other assets	8,482	3,894
Long-term deferred tax assets, net	1,475	1,928
Total assets	$67,267	$62,198
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$104	$75
Accounts payable	5,961	6,724
Accrued expenses	7,961	5,995
Commissions and incentives payable	10,691	12,189
Taxes payable	2,581	2,655
Current notes payable	834	702
Deferred revenue	5,783	5,274
Total current liabilities	33,915	33,614
Capital leases, excluding current portion	222	72
Long-term deferred tax liabilities	3	3
Long-term notes payable	626	883
Other long-term liabilities	5,256	2,302
Total liabilities	40,022	36,874

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,392,847 shares outstanding as of June 30, 2019 and 2,742,857 shares issued and 2,381,149 shares outstanding as of December 31, 2018	—	—
Additional paid-in capital	34,026	33,939
Retained earnings (deficit)	(710)	(2,782)
Accumulated other comprehensive income	3,707	4,337
Treasury stock, at average cost, 350,010 shares as of June 30, 2019 and 361,708 shares as of December 31, 2018	(9,778)	(10,170)
Total shareholders’ equity	27,245	25,324
Total liabilities and shareholders’ equity	$67,267	$62,198

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$40,711	$45,137	$78,684	$86,520
Cost of sales	8,115	8,141	15,542	16,390
Gross profit	32,596	36,996	63,142	70,130

Operating expenses:
Commissions and incentives	16,295	19,322	31,494	36,307
Selling and administrative expenses	8,381	9,615	15,957	17,595
Depreciation and amortization expense	517	535	1,045	1,046
Other operating costs	5,384	7,873	11,507	16,419
Total operating expenses	30,577	37,345	60,003	71,367

Income (loss) from operations	2,019	(349)	3,139	(1,237)
Interest income (expense), net	25	133	(70)	162
Other income (expense), net	980	476	984	764
Income (loss) before income taxes	3,024	260	4,053	(311)

Income tax (provision) benefit	(1,037)	(644)	(1,378)	(337)
Net income (loss)	$1,987	$(384)	$2,675	$(648)

Earnings (loss) per common share:
Basic	$0.83	$(0.14)	$1.12	$(0.24)
Diluted	$0.81	$(0.14)	$1.09	$(0.24)

Weighted-average common shares outstanding:
Basic	2,394	2,674	2,395	2,696
Diluted	2,452	2,674	2,457	2,696

Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted)
(Unaudited and unreviewed), (Table provides Dollars in thousands)
In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included adjusted net earnings, a performance measure that the Securities and Exchange Commission defines as a “non-GAAP financial measure”, in this release. Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminating certain items that management believes do not reflect the Company’s operations and underlying operational performance.
The following is a reconciliation of net income or loss, presented and reported in accordance with GAAP, to net earnings, as adjusted for certain items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Income (loss), as reported	$1,987	$(384)	$2,675	$(648)
Expenses related to moving the corporate headquarters	—	214	—	1,305
Net earnings (loss), as adjusted	$1,987	$(170)	$2,675	$657